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                                                               Exhibit 23(b)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Value City Department Stores, Inc. on Form S-8 of our report dated April 30, 2001, appearing in the Annual Report on Form 10-K/A of Value City Department Stores, Inc. for the year ended February 3, 2001.


/s/ DELOITTE & TOUCHE LLP


Columbus, Ohio
September 28, 2001